CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

AMENDMENT NO. 7
TO THE
COLLABORATION AGREEMENT

This Amendment No. 7 to the Collaboration Agreement (this “Amendment”) is entered into as of the 17th day of December, 2020 (the “Amendment Effective Date”) by and between Amgen Inc., a Delaware corporation with a place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”), AstraZeneca Collaboration Ventures, LLC, a Delaware limited liability company with a place of business at 1800 Concord Pike, Wilmington, Delaware 19850 (“AstraZeneca” or “Partner”). Amgen and AstraZeneca are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Amgen and AstraZeneca entered into that certain Collaboration Agreement, dated as of March 30, 2012, as amended by Amendment No.1 to the Collaboration Agreement, dated October 1, 2014, as further amended by Amendment No.2 to the Collaboration Agreement and Release, dated May 2, 2016, as further amended by Amendment No.3 to the Collaboration Agreement, dated May 27, 2016, as further amended by Amendment No.4 to the Collaboration Agreement, dated October 2, 2016, and as further amended by Amendment No.5 to the Collaboration Agreement, dated January 31, 2018, and as further amended by Amendment No. 6 to the Collaboration Agreement, dated May 15, 2020 (collectively, the “Agreement”); and

WHEREAS, Amgen and AstraZeneca wish to amend certain terms of the Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree to amend the Agreement as follows. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
PART 1 - AMENDMENTS TO CERTAIN TERMS
1.Amendment to Certain Definitions. From and after the Amendment Effective Date, the Parties hereby agree that the following definitions in the Agreement are hereby deleted in their entirety and replaced with the following:
2.
“Costs” means both internal and external costs and expenses (including the cost of allocated FTEs at the applicable FTE Rate).
“FTE” means, with respect to a person (other than an employee that Details a Product), the equivalent of the work of one (1) employee full time for one (1) year (consisting of at least [***] or [***] hours per year (excluding vacations and holidays)). Overtime, and work on weekends, holidays and the like [***] be counted [***] toward the number of hours that are used to calculate the FTE contribution. For an employee that Details a Product, FTEs will be calculated as set forth in Section 7.2.11 (Calculation of Sales Force Costs). The budget for commercial employees (other than [***] will be approved as part of the annual budget planning process; those projected to contribute less than [***] of such employee’s time on an annual basis to the applicable activities will be [***]. For invoicing purposes, actuals for commercial employees will be invoiced on a [***] basis, and the parties will use reasonable efforts to ensure that commercial employees contributing less than [***] of such employee’s time in an applicable quarter not be counted as contributing toward an FTE.
“FTE Rate” means, until such time as the Parties agree otherwise, (A) for activities in the U.S (other than activities covered under Sales Force FTE Rate), [***] and (B) (i) for activities in other geographic locations (other than activities covered under Sales Force FTE Rate and other than activities performed by Other Commercial Personnel) $[***] and (ii) for activities performed by Other Commercial Personnel outside the US, the applicable Blended Rate. The FTE Rate (other than the Blended Rates) will be increased by [***]. The FTE Rate (other than the Blended Rates) shall include costs of salaries, benefits, supplies, other employee costs, facility costs, depreciation and supporting general and administration allocations. The Blended Rate will include the categories set forth on Schedule B.

2.     Additional Definitions. From and after the Amendment Effective Date, the Parties hereby agree that the following definitions are hereby added to the Agreement in appropriate alphabetical order:

“Blended Rates” means the rates set forth on Schedule A and including the categories set forth on Schedule B. The Blended Rates shall be reviewed and adjusted annually pursuant to the principles set forth on Schedule B.

“Global Commercial Personnel” means any person performing global above-market commercial activities, including global marketing, insights, market access, and other functions contributing to global and regional commercial efforts and who are not specifically allocated to commercial activities within a marketing company.

“Other Commercial Personnel” means any personnel other than Global Commercial Personnel and sales representatives, performing commercialization activities, as well as medical liaisons and access and pricing and field based marketing personnel in or for the Collaboration Territory in accordance with this Agreement. For clarity, Other Commercial Personnel includes first line sales managers, regional and national sales leaders and other sales force support roles that do not specifically Detail a Product.

“Sales Force FTE Rate” means (i) for sales representatives in the U.S[***] and (ii) for sales representatives in other geographic locations, the applicable Blended Rate. The Sales Force FTE Rate includes the categories set forth on Schedule B. The Sales Force FTE Rate shall be reviewed and adjusted annually pursuant to the principles set forth on Schedule B.

“FTE Rate Territory” or “FTE Rate Territories” means US, Canada, Japan, EU and International respectively, with International including all countries outside US, Canada, Japan and EU.

3.    Amendment to Section 7.2.3 (FTE Rate). From and after the Amendment Effective Date, Section 7.2.3 (FTE Rate) is hereby amended as follows, with any added or changed language indicated by underline:

“FTE Rate. The FTE Rate used for calculation of Costs pursuant to this Article 7 (Profit/Expense Sharing) with respect to any activity will be the relevant applicable FTE Rate for the calendar year in which such activity was undertaken.”

4.    Amendment to Section 7.2.11 (Calculation of Sales Force Costs). From and after the Amendment Effective Date, Section 7.2.11 (Calculation of Sales Force Costs) is hereby amended as follows, with any added or changed language indicated by underline:

“Calculation of Sales Force Costs. Sales force FTE costs for each of the Parties will be determined by including in Partner Costs or Amgen Costs, as the case may be, a pro rata portion of each Party’s sales representative’s Sales Force FTE Rate as follows: (i) [***] if such sales representative Details only a single Product (and no other products) with the approval of the CRC; (ii) [***] if such sales representative Details two (2) products with a Product as the First Position Detail or Details only a Product without the approval of the CRC; (iii) [***] if such sales representative Details three (3) or more products with a Product as the First Position Detail; (iv) [***] if such sales representative Details two (2) products with a Product as the Second Position Detail; (v) [***] if such sales representative Details three (3) or more products with a Product as the Second Position Detail; and (vi) [***] if such sales representative Details three (3) or more products with a Product as the Other Detail. If a sales representative Details more than one (1) Product, then the foregoing percentages will be aggregated for each such Product. For the avoidance of doubt, if a sales representative Details a Product in more than one (1) position, then a pro rata share of the foregoing percentages, to be calculated based on the time spent by such sales representative on Detailing such Product in each such position, will be included in Partner Costs or Amgen Costs, as the case may be. For periods in which sales representatives are performing activities in support of the collaboration but are not Detailing Products (e.g., during launch preparation or training), FTE costs will be calculated based upon percent of effort, resource utilization or other reasonable measure, in each case calculated and allocated in accordance with the applicable Party’s accounting procedures, consistently applied.).”

5.      Addition of Section 7.2.13 (Adjustments to Sales Force FTE Rate and Blended Rates).  From and after the Amendment Effective Date, a new Section 7.2.13 (Adjustments to FTE Rates) is hereby added to the Agreement immediately following the end of Section 7.2.12 and provides as follows:

“7.2.13        Adjustments to Sales Force FTE Rate. and Blended Rates. Notwithstanding anything herein to the contrary, on [***] basis (and no later than [***]), the Parties shall meet to discuss potential adjustment of the Sales Force FTE Rate and Blended Rates in the FTE Rate Territories. The Parties agree to share reasonable supporting documents and materials in connection with an assessment of the applicable Sales Force FTE Rate and Blended Rates and to determine in good faith whether to adjust the rate(s). In the event the Parties are unable to agree upon an applicable Sales Force FTE Rate or Blended Rate, such rate shall be adjusted by increasing such rate by [***].”

PART 2 – REFERENCE TO AND EFFECT ON THE AGREEMENT
6.1    Reference to Agreement. Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.
6.2    Effectiveness of Amendment. Upon execution and delivery of this Amendment by the Parties, the amendments set forth above shall be effective as of the Amendment Effective Date. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties.
PART 3 – MISCELLANEOUS
7.1    Choice of Law; Jurisdiction. This Amendment will be governed by, and enforced and construed in accordance with, the laws of the State of New York without regard to its conflicts of law provisions. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts of the State of New York for any matter arising out of or relating to this Amendment and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Amendment or the transactions contemplated hereby in the state and federal courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either Party under this Amendment will be exclusively conducted in the English language. The United Nations Convention for the International Sale of Goods will not apply to the transactions contemplated herein.
7.2    Headings. The heading for each article and section in this Amendment has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.
7.3    Counterparts. This Amendment may be executed via electronic and pdf format signatures in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS THEREOF, duly authorized representatives of the Parties hereto have executed this Amendment as of the date first set forth above.

ASTRAZENECA COLLABORATION VENTURES, LLC
By:	/s/ Miriam Koohdary
Name:	Miriam Koohdary
Title:	Deputy General Counsel

AMGEN INC.
By:	/s/ Murdo Gordon
Name:	Murdo Gordon
Title:	EVP Global Commercial Operations

Schedule A Omitted from Amendment No. 7 to the Collaboration Agreement

Pursuant to Regulation S-K, Item 601(a)(5), Schedule A to Amendment No. 7 to the Collaboration Agreement, as listed below, has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Schedule A

List of Blended Rates

Schedule B

The Sales Force FTE Rate will be adjusted [***], no later than [***] of each year, pursuant to Section 7.2.13 of the Agreement and the following principles: the Sales Force FTE Rate in the U.S. will be based on actual recorded expenses without [***]; the Sales Force FTE Rate outside the U.S. (i.e., the Blended Rates) will be based on actual recorded expenses[***]. For the avoidance of doubt, (i) the Sales Force FTE Rate in the U.S. will include salaries, payroll taxes, bonuses, benefits, recruiting, relocation, employee stock option programs or stock grants, retirement programs, travel, training and telecommunications and shall not include [***] and (ii) the Sales Force FTE Rate outside the U.S. (i.e. the Blended Rates) will include salaries, payroll taxes, bonuses, benefits, recruiting, relocation, employee stock option programs or stock grants, retirement programs, travel, training and telecommunications plus [***]. By way of example of (ii) of the foregoing sentence, if the actual recorded expenses for Canada is [***], the Blended Rate for Canada would be [***]

The Blended Rates are [***]. and will be adjusted [***], no later than [***] of each year, pursuant to Section 7.2.13 of the Agreement and the following principles: the Blended Rates will include salaries, payroll taxes, bonuses, benefits, recruiting, relocation, employee stock option programs or stock grants, retirement programs, travel, training and telecommunications plus [***]. The parties will consider in good faith pursuant to the annual adjustment process whether (i) the Blended Rate for International shall be further categorized into regions during the annual adjustment process consistent with the principle that such Blended Rate shall reflect actual costs and (ii) whether sales force costs in certain ex-U.S. markets should be treated seperately than all other ex-U.S. commercial functions (as is done in the U.S).

For the annual adjustment, the Parties agree to the principle that Sales Force FTE Rate and Blended Rates shall reflect actual cost, provided that the Blended Rates shall be inclusive of [***]. The Sales Force FTE Rate and Blended Rates shall be reviewed and adjusted [***] (no later than [***] of each year) and calculated as the average of the applicable FTE rates provided by each party (such rates to be calculated consistent with the Agreement and this Schedule B). An illustrative calculation of the Sales Force FTE Rate in the U.S. for 2021 (i.e., [***]) is attached as Exhibit A.

Exhibit A to Schedule B Omitted from Amendment No. 7 to the Collaboration Agreement

Pursuant to Regulation S-K, Item 601(a)(5), Exhibit A to Schedule B to Amendment No. 7 to the Collaboration Agreement, as listed below, has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Exhibit A

An illustrative calculation of the Sales Force FTE Rate in the U.S. for 2021.